UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2012

Petroleum Development Corporation

(Doing Business as PDC Energy)

(Exact name of registrant as specified in its charter)

Nevada	0-7246	95-2636730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1775 Sherman Street, Suite 3000 Denver, CO		80203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 303-860-5800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As discussed in Item 5.07 below, at the Company’s annual meeting of stockholders held on June 7, 2012, the stockholders approved a change of the Company’s legal name from Petroleum Development Corporation to PDC Energy, Inc. The name change is reflected in the Company’s Third Amended and Restated Articles of Incorporation and its revised Bylaws, and the effective date of those documents is expected to be on or about June 13, 2012. No changes are being made to the Articles of Incorporation or Bylaws other than to reflect the name change.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Petroleum Development Corporation (dba PDC Energy) (the “Company”) held its annual meeting of stockholders on Thursday, June 7, 2012, at 11:30 a.m. Mountain Time at the Denver Financial Center, Lobby Conference Room, 1775 Sherman Street, Denver, Colorado. Holders of an aggregate of 23,652,262 shares of the Company’s common stock at the close of business on April 10, 2012, were entitled to vote at the meeting, of which 21,457,136, or approximately 90.72%, of the eligible voting shares, were represented in person or by proxy at the annual meeting.

The certified results of the matters voted upon at the annual meeting, which are more fully described in the Company’s proxy statement, are as follows:

PROPOSAL # 1 – Election of Class II Directors

Anthony J. Crisafio	For: 17,115,033 Withheld: 2,622,322 Non Votes:1,719,781

Kimberly Luff Wakim	For: 17,116,354 Withheld: 2,621,001 Non Votes: 1,719,781

PROPOSAL # 2 – Advisory Vote Regarding Compensation of the Company’s Named Executive Officers
Say on Pay	For: 17,494,922 Against: 2,000,286 Abstain: 242,147 Non Votes: 1,719,781

PROPOSAL # 3 – To Approve an Amendment to the Company’s Second Amended and Restated Articles of Incorporation to Change the Name of the Company to PDC Energy, Inc.
Amended Articles of Incorporation	For: 19,669,342 Against: 65,605 Abstain: 2,408 Non Votes: 1,719,781

PROPOSAL # 4 – To Ratify the Selection of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm for the Company for the Year Ending December 31, 2012
PricewaterhouseCoopers LLP	For: 21,268,442 Against: 187,293 Abstain: 1,401 Non Votes: 0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2012

PETROLEUM DEVELOPMENT CORPORATION

By: /s/ Daniel W. Amidon

Daniel W. Amidon
General Counsel and Secretary